Exhibit 4
SECOND AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
     This Second Amendment to Second Amended and Restated Credit Agreement (this “Second Amendment”), dated effective as of July 25, 2005 (the “Effective Date”), is by and among WHITING OIL AND GAS CORPORATION, a Delaware corporation (“Borrower”), WHITING PETROLEUM CORPORATION, a Delaware corporation (“WPC”), JPMORGAN CHASE BANK, N.A., successor by merger to Bank One, NA (Main Office Chicago), a national banking association, as Administrative Agent (“Administrative Agent”), and each of the financial institutions a party hereto as Banks (hereinafter collectively referred to as “Banks,” and individually, a “Bank”).
W I T N E S S E T H:
     WHEREAS, Borrower, WPC, Administrative Agent and Banks are parties to that certain Second Amended and Restated Credit Agreement dated as of September 23, 2004 (as amended, the “Credit Agreement”) (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement, as amended hereby); and
     WHEREAS, Borrower and WPC have requested that the Credit Agreement be amended in certain respects; and
     WHEREAS, subject to and upon the terms and conditions set forth herein, Banks have agreed to Borrower’s and WPC’s request.
     NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, WPC, Administrative Agent and each Bank hereby agree as follows:
     SECTION 1. Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Second Amendment, and subject to the satisfaction of each condition precedent set forth in Section 2 hereof, the Credit Agreement is hereby amended effective as of the Effective Date in the manner provided in this Section 1.
     1.1. Amendment to Definition. The definition of “Loan Papers” and contained in Section 2.1 of the Credit Agreement shall be amended to read in full as follows:
     “Loan Papers” means this Agreement, the First Amendment, the Second Amendment, the Notes, each Facility Guaranty which may now or hereafter be executed, each Pledge Agreement which may now or hereafter be executed, all Mortgages now or at any time hereafter delivered pursuant to Section 6.1, the Amendments to Mortgages, all Letters of Credit, and all other certificates, documents or instruments delivered in connection with this Agreement, as the foregoing may be amended from time to time.

     1.2. Additional Definition. Section 2.1 of the Credit Agreement shall be amended to add the following definition to such Section:
     “Second Amendment” means that certain Second Amendment to Second Amended and Restated Credit Agreement dated effective as of July 25, 2005, among Borrower, WPC, Administrative Agent and Banks party thereto.
     Amendment to Hedge Transactions Covenant. Section 10.11 of the Credit Agreement shall be amended to delete the reference to “three (3) years” at the end of such Section 10.11 and insert in lieu thereof “five (5) years.”
     SECTION 2. Conditions Precedent. The effectiveness of the amendments to the Credit Agreement contained in Section 1 hereof is subject to the satisfaction of each condition precedent set forth in this Section 2:
     2.1. No Defaults. Prior to and after giving effect to the amendments contained in Section 1 hereof, no Default or Event of Default shall exist.
     2.2. Fees and Expenses. Borrower shall have paid all reasonable fees and expenses incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Second Amendment, including, without limitation, all reasonable fees and expenses of Vinson & Elkins L.L.P., counsel to Administrative Agent.
     2.3. Other Documentation. Administrative Agent shall have received such other documents, instruments and agreements as it or any Bank may reasonably request, all in form and substance reasonably satisfactory to Administrative Agent and Banks.
     SECTION 3. Representations and Warranties of Borrower. To induce Banks and Administrative Agent to enter into this Second Amendment, Borrower and WPC hereby jointly and severally represent and warrant to Banks and Administrative Agent as follows:
     3.1. Due Authorization; No Conflict. The execution, delivery and performance by Borrower and WPC of this Second Amendment are within Borrower’s and WPC’s corporate powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any Material Agreement binding upon Borrower or WPC or result in the creation or imposition of any Lien upon any of the assets of Borrower or WPC except Permitted Encumbrances.
     3.2. Validity and Enforceability. This Second Amendment constitutes the valid and binding obligation of Borrower and WPC enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.
     3.3. Accuracy of Representations and Warranties. Each representation and warranty of each Credit Party contained in the Loan Papers is true and correct in all material respects as of the Effective Date (except to the extent such representations and warranties are expressly made as of a particular date, in which event such representations and warranties were true and correct as of such date).
     3.4. Absence of Defaults. Prior to and after giving effect to the amendments contained in Section 1 hereof, no Default or Event of Default has occurred which is continuing.
     3.5. No Defense. Neither Borrower nor WPC has any defense to payment of, or any counterclaim or rights of set-off with respect to, all or any portion of the Obligations.
     SECTION 4. Miscellaneous.
     4.1. Reaffirmation of Loan Papers. Any and all of the terms and provisions of the Credit Agreement and the Loan Papers shall, except as amended and modified hereby, remain in full force and effect, and are hereby ratified and confirmed. The amendments contemplated hereby shall not limit or impair any Liens securing the Obligations, each of which are hereby ratified, affirmed and extended to secure the Obligations.
     4.2. Confirmation of Loan Papers and Liens. As a material inducement to Banks to grant the amendments set forth herein, Borrower and WPC hereby (a) acknowledge and confirm the continuing existence, validity and effectiveness of the Loan Papers and the Liens granted thereunder, (b) agree that the execution, delivery and performance of this Second Amendment and the consummation of the transaction contemplated hereby shall not in any way release, diminish, impair, reduce or otherwise adversely affect such Loan Papers and Liens, and (c) acknowledge and agree that the Liens granted under the Loan Papers secure, and after the consummation of the transactions contemplated hereby will continue to secure, the payment and performance of the Obligations as first priority perfected Liens.
     4.3. Parties in Interest. All of the terms and provisions of this Second Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
     4.4. Legal Expenses. Borrower and WPC hereby jointly and severally agree to pay on demand all reasonable fees and expenses of counsel to Administrative Agent incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Second Amendment.
     4.5. Counterparts. This Second Amendment may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this Second Amendment until Borrower, WPC and Required Banks have executed a counterpart. Facsimiles shall be effective as originals.
     4.6. Complete Agreement. THIS SECOND AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

     4.7. Headings. The headings, captions and arrangements used in this Second Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Second Amendment, nor affect the meaning thereof.
     4.8. Effectiveness. This Second Amendment shall be effective automatically and without necessity of any further action by Borrower, WPC, Administrative Agent or Banks as of the Effective Date when counterparts hereof have been executed by Borrower, WPC, Administrative Agent and Required Banks, and all conditions to the effectiveness hereof set forth herein have been satisfied (including, without limitation, all conditions precedent set forth in Section 2 hereof).
     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their respective Authorized Officers as of the date and year first above written.
[Signature pages to follow]

SIGNATURE PAGE TO
SECOND AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

BORROWER:

WHITING OIL AND GAS CORPORATION, a
Delaware corporation

By:	/s/ James J. Volker

James J. Volker,
President and Chief Executive Officer

WPC:

WHITING PETROLEUM CORPORATION, a
Delaware corporation

By:	/s/ James J. Volker

James J. Volker,
President and Chief Executive Officer

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A., successor by merger to Bank One, NA (Main Office Chicago), as Administrative Agent

By:	/s/ J. Scott Fowler

J. Scott Fowler,
Vice President

BANKS:

JPMORGAN CHASE BANK, N.A., successor by merger to Bank One, NA (Main Office Chicago)

By:	/s/ J. Scott Fowler

J. Scott Fowler,
Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Matthew J. Purchase

Name:	Matthew J. Purchase
Title:	Vice President

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ Kimberly Coil

Name:	Kimberly Coil
Title:	Vice President

FORTIS CAPITAL CORP.

By:	/s/ David Montgomery

Name:	David Montgomery
Title:	Senior Vice President

By:	/s/ Darrell Holley

Name:	Darrell Holley
Title:	Managing Director

BANK OF SCOTLAND

By:	/s/ Amena Nabi

Name:	Amena Nabi
Title:	Assistant Vice President

[Signature Page]

COMERICA BANK

By:	/s/ Peter L. Sefzik

Name:	Peter L. Sefzik
Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ David E. Humphreys

Name:	David E. Humphreys
Title:	Director

BANK OF AMERICA, N.A.

By:	/s/ Gregory B. Hanson

Name:	Gregory B. Hanson
Title:	Vice President

WELLS FARGO BANK, N.A.

By:	/s/ Guy C. Evangelista

Name:	Guy C. Evangelista
Title:	Vice President

COMPASS BANK

By:	/s/ Murray E. Brasseu

Name:	Murray E. Brasseu
Title:	Executive Vice President

BANK OF OKLAHOMA, N.A.

By:	/s/ Michael M. Logan

Name:	Michael M. Logan
Title:	Senior Vice President

NATEXIS BANQUES POPULAIRES

By:	/s/ Timothy L. Polvado

Name:	Timothy L. Polvado
Title:	Vice President & Manager

By:	/s/ Louis P. Laville, III

Name:	Louis P. Laville, III
Title:	Vice President & Manager

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Thomas Rajan

Name:	Thomas Rajan
Title:	Vice President

HIBERNIA NATIONAL BANK

By:	/s/ Daria Mahoney

Name:	Daria Mahoney
Title:	Vice President
[Signature Page]